Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Dana Holding Corporation (“Dana”) of our report dated February 24, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Dana at December 31, 2009 and 2008 and for the year ended December 31, 2009 and for the period from February 1, 2008 through December 31, 2008, and of our report dated March 16, 2009 relating to the consolidated financial statements and financial statement schedule of Dana Corporation (“Prior Dana”) at December 31, 2007 and for the period from January 1, 2008 through January 31, 2008 and for the year ended December 31, 2007, which appear in Dana’s Annual Report on Form 10-K for the year ended December 31, 2009. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
Toledo, Ohio
January 23, 2011